UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 10, 2004


                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Florida                   000-30486                65-0738251
          ---------                  ---------                ----------
       (State or Other              (Commission             (IRS Employer
       Jurisdiction of              File Number)            Identification
        Incorporation)                                          Number)


       420 Lexington Avenue, New York, New York                  10170
       ----------------------------------------                  -----
       (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (646) 227-1600

                                      N/A
         (Former name or former address, if changed since last report.)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01         Entry into a Material Definitive Agreement
Item 3.02         Unregistered Sales of Equity Securities

      On December 10, 2004, Advanced Communications Technologies, Inc. (the "Company") entered into a Stock Purchase Agreement with Theodore S. Li and Hui Cynthia Lee (collectively, the "Stockholders") pursuant to which the Company has agreed to purchase from the Stockholders, and the Stockholders have agreed to sell to the Company, an aggregate of 6,454,300 shares of the common stock of Pacific Magtron International Corp. (the "PMIC Shares") for the aggregate purchase price of $500,000 (the "Stock Purchase Agreement"). The PMIC Shares represent 61.56% of the currently issued and outstanding common stock of Pacific Magtron International Corp. ("PMIC"). PMIC is primarily engaged in the business of distributing computer peripheral products, such as components and multimedia and systems networking products, through its wholly-owned subsidiaries. PMIC's common stock trades on the Over the Counter Bulletin Board, and PMIC files periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

      The Stock Purchase Agreement contemplates that payment of the purchase price for the PMIC Shares will be made pursuant to the terms of two convertible promissory notes (the "Notes") in the principal amounts of $166,889 and $333,111 to be delivered by the Company to Mr. Li and Ms. Lee, respectively, at the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing"). The Notes will mature on the first anniversary of the Closing and no principal or interest payments will be required prior to such date. The Notes will bear interest at 6.0% per annum. Upon the occurrence and during the continuation of any event of default (as specified in the Notes), the interest rate will increase to 10.0% per annum. The Company will be able to redeem all or a portion of Mr. Li's Note on or prior to the maturity date at 110.0% of the principal amount redeemed, plus all accrued and unpaid interest thereon. The Company will be able to redeem all or a portion of Ms. Lee's Note prior to the six month anniversary of the Closing at 105.0% of the principal amount redeemed or thereafter prior to the maturity date at 110.0% of the principal amount redeemed, in each case, plus all accrued and unpaid interest thereon. The holders of the Notes, at their option, will be able to convert, at any time and from time to time, until payment in full of all amounts due and owing under their Note, any unpaid principal amount of their Note into shares of common stock of the Company at a conversion price per share of $0.01. If the Notes were converted in full, this would result in the issuance of an aggregate of 50,000,000 shares of the Company's common stock. The conversion ratio is, however, subject to adjustment for stock splits, reverse stock splits and other recapitalizations effected by the Company. The Company's payment obligations under the Notes will be secured by the PMIC Shares pursuant to a Custodial and Stock Pledge Agreement to be entered into among the Company, the Stockholders and Quarles & Brady Streich Lang LLP (the "Pledge Agreement").

         The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties, and the Closing is subject to the satisfaction or waiver of various conditions, including (i) receipt of certain third-party consents and approvals; (ii) the Company's satisfaction with its due diligence investigation and review of the financial condition, business and operations of PMIC; (iii) entry into employment agreements by Theodore S. Li and Hui Cynthia Lee with the Company, Encompass Group Affiliates, Inc., a wholly-owned subsidiary of the Company ("Encompass"), and PMIC, pursuant to which Mr. Li and Ms. Lee would be employed by PMIC following the Closing (the "Employment Agreements"); (iv) execution and delivery by the Company and Encompass of an Indemnity Agreement with Mr. Li and Ms. Lee and their respective spouses pursuant to which the Company and Encompass would agree to indemnify Mr. Li, Ms. Lee and their respective spouses against certain liabilities Mr. Li and Ms. Lee may incur in connection with personal guaranties they have given relating to PMIC's inventory financing facility (the "Indemnity Agreement"); (v) execution and delivery of the Pledge Agreement; (vi) execution and delivery by Mr. Li and Ms. Lee of a Release (the "Release"); (vii) execution and delivery of resignations of certain officers and directors of PMIC; and (viii) closing of the transaction contemplated by that certain agreement, dated December 10, 2004, between PMIC and the holder of the Series A Redeemable Convertible Preferred Stock of PMIC, whereby the terms of the Series A Preferred Stock will be modified, including a reduction in the principal amount of the Series A Preferred Stock.

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

      The proposed Employment Agreements with Mr. Li and Ms. Lee each contemplate a signing bonus of $225,000 and other bonus and earn-out provisions which may be paid in shares of common stock of the Company. While any bonus paid in Company common stock will be at the discretion of the Compensation Committee of the Company's Board of Directors, the earn-out provisions are set forth in the Employment Agreements and are based on achievement of certain financial milestones. Under the earn-out provisions, Mr. Li and Ms. Lee may earn the right to receive up to 66,666,666 shares and 33,333,333 shares of the Company's common stock, respectively, which share amounts are subject to adjustment for any stock splits or other recapitalizations effected by the Company; provided that, the percentage of the outstanding common stock that Mr. Li or Ms. Lee would have had the right to receive prior to the adjustment shall not be changed by any such adjustment. Upon earning the earn-out shares, the earn-out shares will be placed in escrow, pursuant to the terms of an escrow agreement to be entered into among the Company, Mr. Li and Ms. Lee. In the event that Mr. Li's or Ms. Lee's employment is terminated for "cause" (as defined in the applicable Employment Agreement) prior to the expiration of the initial term of the applicable Employment Agreement, all of the earn-out shares earned or to be earned by Mr. Li or Ms. Lee, as applicable, will be forfeited. If, however, Mr. Li's or Ms. Lee's employment is terminated for other than "cause" prior to the expiration of the initial term of the applicable Employment Agreement, Mr. Li and Ms. Lee, as the case may be, will be entitled to receive any of the earn-out shares earned and placed in escrow prior to such termination.

      The Company currently expects that Martin Nielson, Senior Vice President-Acquisitions and a director of the Company, will become a director and Chief Executive Officer of PMIC following the Closing and that the company will consolidate the financial results of PMIC with those of the Company and its other subsidiaries.

      The Stock Purchase Agreement may be terminated (i) by mutual consent of the parties or (ii) by either the Company or the Stockholders (as a group) if
(a) a default or breach shall be made by the other party with respect to the due and timely performance of any of its covenants and agreements in the Stock Purchase Agreement, or with respect to the due compliance with any of its representations warranties and covenants, and such default cannot be cured and has not been waived; (b) if all conditions specified in the Stock Purchase Agreement to be performed by the other party shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such condition becomes impossible, other that through failure of the terminating party to comply fully with its obligations under the Stock Purchase Agreement, and shall not have been waived by the terminating party on or before such date; or (c) if the Closing does not occur, other than through the failure of the terminating party to fulfill its obligations under the Stock Purchase Agreement, on or before January 10, 2005 or such later date as may be agreed upon in writing by the parties.

      To the extent that entry into the Stock Purchase Agreement may be deemed to be sale of the Notes, the shares of Company common stock into which the Notes may be converted or the shares of Company common stock that may be issued under the Employment Agreements, such sales were exempt from the registration provisions of the Securities Act of 1933, as amended, under Section 4(2) thereof and Regulation D thereunder as none of the transactions involved a public offering, the intended recipients of such securities are all "accredited investors," as defined in Regulation D, and each intended recipient has represented to the Company that he or she will be acquiring the securities for his or her own account and not with a view to their distribution.

      The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report on Form 8-K and incorporated herein by reference.

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

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits

Exhibit
No.         Description of Exhibit

2.1 Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.

99.1        Press Release dated December 10, 2004.

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Forward-Looking Statements

      Certain statements in this Form 8-K constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are protected under the safe harbor created thereby. Forward looking statements are typically identified by words such as "will," "would" and "expects" and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that any such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from any future events expressed or implied by such forward-looking statements. Such factors include the various conditions to Closing discussed above and in the Exhibits hereto. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

Dated:  December 14, 2004             By: /s/ Wayne I. Danson
                                          -------------------------------------
                                          President and Chief Financial Officer

                                  Exhibit Index

Exhibit No.                Description

2.1 Stock Purchase Agreement, dated as of December 10, 2004, among Advanced Communications Technologies, Inc., Theodore S. Li and Hui Cynthia Lee.

99.1        Press Release dated December

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